Exhibit 99.1

GameStop Reports Third Quarter 2013 Results

Comparable store sales rise 20.5%

Diluted EPS beats high end of guidance by $0.03; Full year guidance raised

New $500 million share repurchase authorization approved

GRAPEVINE, Texas--(BUSINESS WIRE)--November 21, 2013--GameStop Corp. (NYSE: GME), the world’s largest multichannel video game retailer, today reported sales and earnings for the third quarter ended Nov. 2, 2013.

Third Quarter Results

Total global sales for the third quarter of 2013 were $2.11 billion compared to $1.77 billion in the prior year quarter, an increase of 18.8%. Consolidated comparable store sales rose 20.5%, significantly above the forecasted range.

During the quarter, sales of new software increased by 43.1%, driven by the strong performance of recently released new titles, such as Rockstar Games’ Grand Theft Auto V. New hardware sales grew 15.3%, led by strong sell-thru of Nintendo 2DS and 3DS. Each of these categories outperformed the overall market, leading to 675 basis points of market share gain during the quarter. Pre-owned sales decreased 2.0%. Our new businesses, mobile and digital, had sales and receipts growth of 14.4% to $49.9 million and 8.6% to $137.9 million, respectively.

GameStop’s net earnings for the third quarter were $68.6 million, a 45.3% increase compared to adjusted net income of $47.2 million in the prior year quarter. Last year’s reconciliation of GAAP net loss to non-GAAP, or adjusted, net income is included with this release (Schedule III). Diluted earnings per share were $0.58, exceeding the high end of the company’s guidance by $0.03, resulting in a 52.6% increase compared to adjusted diluted earnings per share of $0.38 in the prior year quarter.

“Our strong third quarter sales results give us great momentum as we enter the new console cycle,” stated Paul Raines, chief executive officer. “Consumer appetite for the new consoles is very strong judging by last week’s successful PS4 launch and the excitement for tonight’s Xbox One launch event. Globally, we are executing our unique playbook to maximize our position of strength.”

Capital Allocation Update

During the third quarter of 2013, GameStop repurchased approximately 1.84 million shares at an average price of $51.37, or $94.4 million worth of stock. In addition, the company also announced that its board of directors has approved a new $500 million share repurchase plan, replacing the remaining $217 million available on the existing authorization.

GameStop’s board of directors also declared a quarterly cash dividend of $0.275 per common share payable on Dec. 19, 2013 to shareholders of record at the close of business on Dec. 4, 2013.

Earnings Guidance

For the fourth quarter of fiscal 2013, GameStop expects comparable store sales to range from +2.0% to +9.0%. Diluted earnings per share are expected to range from $1.97 to $2.14.

For fiscal year 2013, the company is increasing its previously announced full year diluted earnings per share guidance range of $3.00 to $3.20 to a new range of $3.08 to $3.25. Full year comparable store sales are expected to range from +1.5% to +4.5%.

Note: Current guidance only includes the effect of the shares repurchased thus far in fiscal 2013.

Conference Call and Webcast Information

GameStop will host its third quarter earnings conference call at 10:00 a.m. CST on Nov. 21, 2013. The phone number for the call is 800-768-6569 and the pass code is 2692190. The call can also be accessed at GameStop Corp.’s investor relations website at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s investor website.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is the world's largest multichannel video game retailer. GameStop’s global retail network and family of brands include 6,488 company-operated stores in 15 countries and www.GameStop.com. The network also includes: www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the leading multi-platform video game publication; Spawn Labs, a streaming technology company; a digital PC game distribution platform available at www.GameStop.com/pc; and an online consumer electronics trade-in platform available at www.BuyMyTronics.com.

General information on GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the fourth quarter and fiscal 2013, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of video game titles for consoles; the launch of next generation consoles, consumer demand for and features of such consoles; the cyclical nature of the video game industry; the risks associated with expanded international operations and the integration of acquisitions; failure to achieve anticipated benefits from new ventures and transactions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Feb. 2, 2013 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	13 weeks
	ended	ended
	November 2, 2013	October 27, 2012

Net sales	$2,106.7	$1,772.8
Cost of sales	1,508.3	1,215.4

Gross profit	598.4	557.4

Selling, general and administrative
expenses	448.5	438.2
Depreciation and amortization	40.8	43.9
Goodwill impairments	-	627.0
Asset impairments	-	51.8

Operating earnings (loss)	109.1	(603.5)

Interest expense, net	0.7	1.0

Earnings (loss) before income tax expense	108.4	(604.5)

Income tax expense	39.8	19.8

Consolidated net income (loss)	$68.6	$(624.3)

Net income (loss) per common share:
Basic	$0.59	$(5.08)
Diluted	$0.58	$(5.08)

Dividends per common share	$0.275	$0.25

Weighted average common shares
outstanding:
Basic	116.8	122.8
Diluted	118.1	122.8

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	71.6%	68.6%

Gross profit	28.4%	31.4%

Selling, general and administrative
expenses	21.3%	24.7%
Depreciation and amortization	1.9%	2.5%
Goodwill impairments	0.0%	35.3%
Asset impairments	0.0%	2.9%

Operating earnings (loss)	5.2%	(34.0%)

Interest expense, net	0.0%	0.1%

Earnings (loss) before income tax expense	5.2%	(34.1%)

Income tax expense	1.9%	1.1%

Consolidated net income (loss)	3.3%	(35.2%)

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	39 weeks	39 weeks
	ended	ended
	November 2, 2013	October 27, 2012

Net sales	$5,355.7	$5,325.2
Cost of sales	3,697.6	3,648.6

Gross profit	1,658.1	1,676.6

Selling, general and administrative
expenses	1,319.3	1,319.4
Depreciation and amortization	123.7	132.3
Goodwill impairments	-	627.0
Asset impairments	-	51.8

Operating earnings (loss)	215.1	(453.9)

Interest expense, net	2.9	2.3

Earnings (loss) before income tax expense	212.2	(456.2)

Income tax expense	78.5	74.7

Consolidated net income (loss)	133.7	(530.9)
Net loss attributable to noncontrolling interests	-	0.1
Consolidated net income (loss) attributable to GameStop Corp.	$133.7	$(530.8)

Net income (loss) per common share:
Basic[1]	$1.14	$(4.13)
Diluted[1]	$1.12	$(4.13)

Dividends per common share	$0.825	$0.55

Weighted average common shares
outstanding:
Basic	117.7	128.5
Diluted	118.9	128.5

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	69.0%	68.5%

Gross profit	31.0%	31.5%

Selling, general and administrative
expenses	24.6%	24.8%
Depreciation and amortization	2.3%	2.4%
Goodwill impairments	0.0%	11.8%
Asset impairments	0.0%	1.0%

Operating earnings (loss)	4.1%	(8.5%)

Interest expense, net	0.1%	0.1%

Earnings (loss) before income tax expense	4.0%	(8.6%)

Income tax expense	1.5%	1.4%
Consolidated net income (loss)	2.5%	(10.0%)

Net loss attributable to noncontrolling interests	0.0%	0.0%

Consolidated net income (loss) attributable to GameStop Corp.	2.5%	(10.0%)

1 Basic net income per share and diluted net income per share are calculated based on consolidated net income (loss) attributable to GameStop Corp.

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	November 2,	October 27,
	2013	2012
ASSETS:
Current assets:
Cash and cash equivalents	$649.1	$366.4
Receivables, net	88.6	49.6
Merchandise inventories	1,717.0	1,645.7
Prepaid expenses and other current assets	125.0	146.1
Deferred income taxes	55.0	44.6
Total current assets	2,634.7	2,252.4

Property and equipment:
Land	21.3	22.2
Buildings & leasehold improvements	604.0	597.4
Fixtures and equipment	952.9	897.9
Total property and equipment	1,578.2	1,517.5

Less accumulated depreciation and amortization	1,105.3	997.6
Net property and equipment	472.9	519.9

Goodwill	1,371.4	1,377.9
Other noncurrent assets	263.2	199.1
Total assets	$4,742.2	$4,349.3

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$1,501.8	$1,277.6
Accrued liabilities	991.0	823.0
Total current liabilities	2,492.8	2,100.6

Other long-term liabilities	102.1	151.1
Total liabilities	2,594.9	2,251.7

Stockholders' equity	2,147.3	2,097.6

Total liabilities and stockholders' equity	$4,742.2	$4,349.3

Schedule I
GameStop Corp.
Sales Mix

	13 Weeks Ended		13 Weeks Ended
	November 2, 2013		October 27, 2012
		Percent		Percent
	Net Sales	of Total	Net Sales	of Total
Net Sales (in millions):

New video game hardware	$213.0	10.1%	$184.8	10.4%
New video game software	1,101.9	52.3%	769.8	43.4%
Pre-owned video game products	486.6	23.1%	496.3	28.0%
Other	305.2	14.5%	321.9	18.2%

Total	$2,106.7	100.0%	$1,772.8	100.0%

Schedule II
GameStop Corp.
Gross Profit Mix

	13 Weeks Ended		13 Weeks Ended
	November 2, 2013		October 27, 2012
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$21.7	10.2%	$18.8	10.2%
New video game software	241.1	21.9%	174.9	22.7%
Pre-owned video game products	216.6	44.5%	239.9	48.3%
Other	119.0	39.0%	123.8	38.5%

Total	$598.4	28.4%	$557.4	31.4%

GameStop Corp.
Schedule III

Reconciliation of net income to adjusted net income
For the prior year, the following table reconciles the company's net income (loss) and earnings per share as presented in its Condensed Consolidated Statements of Operations and prepared in accordance with generally accepted accounting principles ("GAAP") to its non-GAAP, or adjusted, net income and earnings per share, excluding the goodwill and asset impairment.

	13 Weeks Ended	39 Weeks Ended
	Oct. 27, 2012	Oct. 27, 2012
Net income (loss)	$(624.3)	$(530.8)

Goodwill impairments	627.0	627.0
Asset impairments (net of income taxes)	44.5	44.5

Adjusted net income	$47.2	$140.7

Adjusted earnings per share
Basic	$0.38	$1.09
Diluted	$0.38	$1.09

Number of common shares used in adjusted calculation
Basic	122.8	128.5
Diluted	123.5	129.1

CONTACT:
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130